UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 1, 2011, Motorcar Parts of America, Inc., (the “Registrant”) entered into a consignment agreement (the “Consignment Agreement”) with Rafko Logistics Inc. (“Consignee”), an indirect subsidiary of Fenwick Automotive Products Limited (“Fenwick”), Fenwick, and FAPL Holdings Inc. (“FAPL”). Pursuant to the Consignment Agreement, the Registrant will consign certain goods to Consignee subject to the limitations set forth therein. FAPL has guaranteed all liabilities of Consignee owed to the Registrant under the Consignment Agreement.
The foregoing summary of the Consignment Agreement does not purport to be complete and is qualified in its entirety by the terms of the Consignment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Consignment Agreement, dated as of March 1, 2011, among Motorcar Parts of America, Inc., Rafko Logistics Inc., Fenwick Automotive Products Limited and FAPL Holdings Inc.*

*	Portions of this agreement have been omitted pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: March 7, 2011	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX

10.1	Consignment Agreement, dated as of March 1, 2011, among Motorcar Parts of America, Inc., Rafko Logistics Inc., Fenwick Automotive Products Limited and FAPL Holdings Inc.*

*	Portions of this agreement have been omitted pursuant to a request for confidential treatment.